Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kezar Life Sciences, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California

June 20, 2018